UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2005

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2579683 (IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California 95131
(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2005 Ronald C. Foster submitted his resignation from his position as Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation (the “Company”) effective February 11, 2005. Effective as of today’s date, Mr. David Vellequette, Vice President, Operations Controller of the Company, has been appointed as interim senior financial officer of the Company.

Mr. Vellequette, age 48, joined the Company in July 2004 as Vice President, Operations Controller. Before joining the Company Mr. Vellequette served as Vice President of Worldwide Sales and Service Operations of Openwave Systems, Inc., from April 2002 until July 2004. Mr. Vellequette held various finance positions with Cisco Systems, Inc., from 1996 until April 2002, culminating in his service as Vice President of Finance supporting the Chief Marketing Officer. Prior to Cisco, Mr. Vellequette was Controller for StrataCom Corporation from 1992 until its acquisition by Cisco in 1996. From 1984 until 1992 Mr. Vellequette served as Controller for Altera Corporation. Mr. Vellequette began his career with Ernst & Young, LLP. Mr. Vellequette holds a B.S. degree in accounting from the University of California, Berkeley.

A copy of the Company’s press release announcing such resignation and appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Press Release of JDS Uniphase Corporation, dated February 11, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation
By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President and General Counsel

Date: February 11, 2005

Exhibit Index

Exhibit
Number	Description of Document
99.1	Press Release of JDS Uniphase Corporation, dated February 11, 2005.